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                                                           Exhibit 99






Contacts: Analyst contact:  Dennis E. McDaniel
          Vice President, Investor Relations
          513-603-2197
          dennis.mcdaniel@ocas.com

          Media contact:  Cindy L. Denney
          Assistant Vice President, Corporate Communications
          (Ofc.) 513-603-2074    Cell: 513-703-7372
          cindy.denney@ocas.com


For Immediate Release
---------------------

                    OHIO CASUALTY CORPORATION
                  ANNOUNCES QUARTERLY DIVIDEND
                  ----------------------------

FAIRFIELD, Ohio, May 18, 2006--- The Directors of Ohio Casualty Corporation (NASDAQ:OCAS) declared on May 18, 2006, a regular quarterly dividend of $.09 per share, payable June 12, 2006, to shareholders of record on June 1, 2006.

Corporate Profile
Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty subsidiary companies that make up Ohio Casualty Groupr. The Ohio Casualty Insurance Company was founded in 1919 and is licensed in 49 states. Ohio Casualty Group is ranked 47th among U.S. property/casualty insurance groups based on net premiums written (Best's Review, July 2005). The Group's member companies write auto, home and business insurance. Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS and had assets of approximately $5.8 billion as of March 31, 2006.

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